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Exhibit 10.2

REIMBURSEMENT AGREEMENT

        This Reimbursement Agreement (this "Agreement") is entered into by and among Lone Star Fund V (U.S.), L.P., a Delaware limited partnership ("Lone Star"), Del Frisco's Restaurant Group, Inc., a Delaware corporation (the "Company"), and Center Cut Hospitality, Inc., a Delaware corporation formerly known as Lone Star Steakhouse & Saloon, Inc. ("Center Cut"), as of the    day of            , 2007.

RECITAL

        WHEREAS, as of the Effective Time (as defined herein), Lone Star is the beneficial owner of a majority of the common stock, par value $.001 per share (the "Common Stock"), of the Company, and the Company is the sole stockholder of Center Cut;

        WHEREAS, the Company has filed a registration statement on form S-1 (No. 333-                        ) with the United States Securities and Exchange Commission to register the sale of shares of its Common Stock in its initial public offering (the "IPO");

        WHEREAS, Center Cut is a party to the case styled Millenco L.P., et al. v. Lone Star Steakhouse & Saloon, Inc.; Civil Action No. 2718-N, currently pending in the Court of Chancery of the State of Delaware in and for Newcastle County (the "Dissenters' Action"); and

        WHEREAS, at the Effective Time, Lone Star has agreed to pay, on behalf of Center Cut, any amounts owed to the dissenting stockholders who are party to the Dissenters' Action as a result of a settlement or judgment rendered in the Dissenters' Action and to take over the defense of the Dissenters' Action, subject to the terms and conditions of this Agreement.

        NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are here by acknowledged, the parties agree as follows:

AGREEMENT

        1.     Effective Time. This Agreement will become effective (the "Effective Time") upon the consummation of the IPO.

        2.     Reimbursement. Lone Star hereby agrees to promptly pay to Center Cut, on behalf of the Company in immediately available funds, in the case of a payment or payments to be made by Center Cut as a result of a judgment or settlement under, pursuant to, or in any way related to, the Dissenters' Action, a sum equal to the amount so paid or to be paid by Center Cut.

        3.     Demand for Reimbursement. The Company and Center Cut agree that, promptly upon their discovery of any event, occurrence, fact, circumstance or other matter which, in their reasonable judgment, gives rise to a claim for reimbursement under the provisions of this Agreement, they will give reasonable notice thereof in writing to Lone Star together with a statement of such information respecting any of the foregoing as they shall then possess. Such notice shall include a formal demand for reimbursement under this Agreement. All notices, demands, requests, and other communications required or permitted hereunder shall be in writing and shall be addressed as follows:

If to the Company or Center Cut:

  Del Frisco's Restaurant Group, Inc.
  224 East Douglas
  Suite 700
  Wichita, Kansas 67202
  Tel: (316) 264-8899

If to Lone Star:

  Lone Star Funds V (U.S.), L.P.
  717 North Harwood Street, Suite 2100
  Dallas, TX 75201
  Tel: 214-754-8430
  Fax: 214-459-1430
  Attention: Legal Department

With a copy to:

  Hunton & Williams LLP
  1445 Ross Avenue, Suite 3700
  Dallas, TX 75202
  Tel: 214-468-3375
  Fax: 214-880-0011
  Attention: Gregory J. Schmitt, Esq.

The addresses and addressees for the purpose of this Agreement may be changed by giving notice of such change in the manner provided herein for giving notice. Unless and until such written notice is received, the last address and addressee stated herein shall be deemed to continue in effect for all purposes.

        4.     Defense of Claim.

          (a)   At the Effective Time, Lone Star shall and does hereby agree to assume the defense of the Dissenters' Action.

          (b)   Lone Star, at Lone Star's sole discretion and expense, shall conduct with due diligence and in good faith the defense of the Dissenters' Action. Any such contest may be conducted in the name and on behalf of Lone Star, the Company or Center Cut as may be appropriate. Such contest shall be conducted by reputable attorneys employed by Lone Star.

          (c)   Lone Star shall not settle or compromise the Dissenters' Action without the consent of the Company and Center Cut unless such settlement or compromise (i) involves only the payment of money, (ii) does not involve an injunction or other equitable relief, and (iii) provides for the claimant to provide to the Company and/or Center Cut, as applicable, a release from all liability in respect of the Dissenters' Action. The Company and Center Cut hereby irrevocably appoint Lone Star as its attorney-in-fact, which agency is coupled with an interest, to prepare, execute, deliver, file, and perform any and all settlement agreements, agreed orders, or other papers necessary or convenient to settle or satisfy the Dissenters' Action in accordance with the terms and conditions of this paragraph.

          (d)   If the settlement or compromise of the Dissenters' Action does not satisfy all of the conditions in Section 4(c), Lone Star shall not settle or compromise the Dissenters' Action without the prior consent of the Company and/or Center Cut, as applicable, which consent will not be unreasonably withheld, conditioned or delayed.

          (e)   The parties hereto shall cooperate in the defense or prosecution of the Dissenters' Action, with such cooperation to include (i) the retention and the provision of records and information that are reasonably relevant to such third-party claim, and (ii) the making available of employees on a mutually convenient basis for providing additional information and explanation of any material related to such third-party claim.

        5.     Breach by Lone Star; Attorneys' Fees. In the event of any failure by Lone Star to fully perform in accordance with this Agreement, the Company and/or Center Cut, as applicable, at its option, and without relieving Lone Star of its obligations hereunder, may so perform, but all costs and expenses so incurred by the Company and/or Center Cut, as applicable, in that event shall be reimbursed by Lone Star to the Company and/or Center Cut, as applicable, pursuant to Section 2 hereof, together with interest on the same from the date any such expense was paid by the Company and/or Center Cut, as applicable, until reimbursed by Lone Star, at the rate of interest provided to be paid on judgments by the law of the State of Delaware, payable on demand. If the Company and/or Center Cut, as applicable, is required to sue Lone Star to enforce its rights to reimbursement hereunder, it is agreed that the Company and/or Center Cut, as applicable, shall be entitled, in addition to the amount to which it is entitled hereunder (and only in cases where it is entitled to an amount hereunder), to reimbursement for the reasonable legal fees, court costs and fees of experts incurred by it in prosecuting such suit.

        6.     Partial Invalidity. If any provision of this Agreement is invalid, the remainder of the Agreement shall remain valid. In such event, the parties agree to substitute for the invalid provision a valid provision which most closely approximates the intent and economic effect of the invalid provision.

        7.     Signature in Counterpart. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. A telecopy or facsimile transmission of a signed counterpart of this Agreement shall be sufficient to bind the party or parties whose signature(s) appear(s) thereon.

        8.     No Representations and No Reliance. Lone Star agrees that it is executing this Agreement freely and voluntarily, and without any threat, pressure, coercion, or duress, and that Lone Star is doing so based on its own investigation of the facts, and has not received or relied on any representations made by the Company.

        9.     Specific Performance. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction in addition to any other remedy to which they are entitled at law or in equity.

        10.   Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of Delaware.

[Signature Page Follows.]

        EXECUTED as of the date first written above.

LONE STAR:
LONE STAR FUND V (U.S.), L.P., a Delaware limited partnership
By:	Lone Star Partners V, L.P., its general partner
By:	Lone Star Management Co. V, Ltd., its general partner
By:	Marc L. Lipshy, Vice President
THE COMPANY:
DEL FRISCO'S RESTAURANT GROUP, INC.
By:
Name:
Title:
CENTER CUT:
CENTER CUT HOSPITALITY, INC.
By:
Name:
Title:

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REIMBURSEMENT AGREEMENT
RECITAL
AGREEMENT